UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2019

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
5.875% Series C Non-Cumulative, perpetual preferred stock	HBANN	Nasdaq
6.250% Series D Non-Cumulative, perpetual preferred stock	HBANO	Nasdaq
Common Stock- Par Value $0.01 per Share	HBAN	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019, Huntington Bancshares Incorporated (“Huntington”), with its wholly owned banking subsidiary, The Huntington National Bank, entered into a Transition Agreement (the “Transition Agreement”) with Howell D. McCullough III (“Executive”), setting forth the terms of his retirement from his positions of Senior Executive Vice President and Chief Financial Officer of Huntington and the transition services he will provide upon the commencement of employment of his successor. Executive’s employment with Huntington will cease on December 31, 2019, subject to the terms of the Transition Agreement.

Pursuant to the Transition Agreement, while employed through December 31, 2019, Executive will continue to receive his base salary and participate in the Huntington employee benefit plans for which he is eligible in accordance with the terms of the plans. Subject to Executive’s continued employment with Huntington through December 31, 2019 and compliance with the Transition Agreement, he will receive a payment in respect of Huntington’s 2019 performance equal to his target annual bonus amount for 2019 ($747,500) multiplied by the “2019 Performance Factor” (as defined in the Transition Agreement) reflecting the level of achievement of the performance goals applicable to Huntington’s executive officers, as determined by the Compensation Committee of the Board of Directors of Huntington (if the 2019 Performance Factor is greater than 100%, any amount in excess of $747,500 will be awarded in restricted stock units). In addition, in connection with Executive’s retirement on December 31, 2019, subject to satisfaction of the foregoing conditions, Huntington will enter into a consulting agreement with Executive (the “Consulting Agreement”), pursuant to which he will perform consulting services for Huntington from January 1, 2020 through December 31, 2022. While serving as a consultant and subject to compliance with all applicable restrictive covenants, including the non-competition restrictions, Executive will receive the following compensation:

•	an aggregate sum of $330,000 per year, to be paid on an installment basis each month;

•

grants of equity awards on each of December 1, 2020, 2021 and 2022, each with a grant date value equal to $370,000 (75% in the form of deferred stock units in respect of Huntington common stock (“DSUs”) that will each vest in three equal annual installments following the grant date and 25% in the form of stock options to acquire Huntington common stock (“Stock Options”) that will each vest in four equal annual installments following the grant date, with any such vesting to be subject to compliance with the Consulting Agreement and all applicable restrictive covenants); and

•

grants of equity awards, on each of February 28, 2021 and 2022, each with a grant date value equal to the lesser of (i) $695,000 multiplied by the “2020 Performance Factor” (as defined in the Consulting Agreement) in the case of the February 28, 2021 award, or the “2021 Performance Factor” (as defined in the Consulting Agreement) in the case of the February 28, 2022 award, and (ii) $695,000 (75% in the form of DSUs and 25% in the form of Stock Options, with such awards to vest as described above for the December grants).

The Transition Agreement and the Consulting Agreement also include, among other provisions, non-competition, non-solicitation, non-disparagement and confidentiality provisions.

The foregoing descriptions of the Transition Agreement and the Consulting Agreement, which is attached to the Transition Agreement as Exhibit A, are not complete and are qualified in their entirety by reference to the text of the Transition Agreement and the Consulting Agreement, copies of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 –	Transition Agreement, dated May 13, 2019, by and between The Huntington National Bank and Howell D. McCullough III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: May 14, 2019	By:	/s/ Jana J. Litsey
Jana J. Litsey
Title: General Counsel

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